UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2007

American Claims Evaluation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-14807 (Commission File Number)	11-2601199 (IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York (Address of Principal Executive Offices)	11753 (Zip Code)

(516) 938-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 8, 2007, American Claims Evaluation, Inc. (the “Company”) dismissed J.H. Cohn LLP (“J.H. Cohn”) as its independent registered public accounting firm. The reports of J.H. Cohn on the Company’s financial statements as of and for each of the fiscal years ended March 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2007 and 2006 and through the date hereof, there were no disagreements with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to J.H. Cohn’s satisfaction, would have caused J.H. Cohn to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such years.

The Company provided J.H. Cohn with a copy of the disclosures it is making herein prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission and requested that J.H. Cohn furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether J.H. Cohn agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. J.H. Cohn’s letter, dated August 8, 2007, is attached as Exhibit 16.1 hereto and incorporated herein by reference.

Simultaneously with the dismissal of J.H. Cohn, the Company engaged Holtz Rubenstein Reminick LLP (“Holtz Rubenstein”) to act as its independent registered public accounting firm as successor to J.H. Cohn.

The Audit Committee of the Company’s Board of Directors approved the dismissal of J.H. Cohn and this action was ratified by the Company’s Board of Directors. The Audit Committee of the Company’s Board of Directors simultaneously approved the appointment of Holtz Rubenstein as the Company’s independent registered public accounting firm and this action was ratified by the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

16.1	Letter from J.H. Cohn LLP, dated August 8, 2007, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLAIMS EVALUATION, INC.
Date: August 8, 2007	By:	/s/ Gary Gelman
Gary Gelman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from J.H. Cohn LLP, dated August 8, 2007, to the Securities and Exchange Commission.